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                                   EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-51890) and related prospectus of ALZA Corporation pertaining to the ALZA Corporation Tax Deferral Investment Plan of our report dated March 18, 1994, except as to note 8, as to which the date is August 17, 1994, with respect to the financial statements and schedules of the ALZA Corporation Tax Deferral Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.




Ernst & Young LLP
Palo Alto, California
August 31, 1994